Topline Data Release and NDA Resubmission Plan REPROXALAP FOR THE POTENTIAL TREATMENT OF DRY EYE DISEASE May 6, 2025 Nasdaq: ALDX © Aldeyra Therapeutics, Inc. 2025 Exhibit 99.1

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Based on New Clinical Trial Results, Aldeyra Intends to Resubmit the NDA of Reproxalap for the Potential Treatment of Dry Eye Disease † On April 3, 2025, Aldeyra announced the receipt of a Complete Response Letter (CRL) from the U.S. Food and Drug Administration (FDA) for the New Drug Application (NDA) of reproxalap for the potential treatment of dry eye disease. The CRL stated that the NDA “failed to demonstrate efficacy in adequate and well controlled studies in treating ocular symptoms associated with dry eyes” and that “at least one additional adequate and well controlled study to demonstrate a positive effect on the treatment of ocular symptoms of dry eye” should be conducted. The letter identified concerns with the data from the dry eye chamber trial submitted to the NDA that may have affected interpretation of the results, which the FDA stated may be related to methodological issues, including a difference in baseline scores across treatment arms. Following the CRL, Aldeyra requested and received feedback from the FDA on two ongoing clinical trials designed to assess the effect of reproxalap on the symptoms of dry eye disease: a dry eye chamber trial and a field trial. The dry eye chamber trial, which was substantially similar to the dry eye chamber trial previously submitted, achieved statistical significance in favor of reproxalap over vehicle (P=0.002). There were no notable differences in baseline scores observed across treatment arms. While reproxalap was numerically superior to that of vehicle in the field trial, the effect was not statistically significant. Aldeyra has requested a Type A meeting to discuss potential NDA resubmission based on the recently completed dry eye chamber trial, which Aldeyra believes potentially addresses the FDA feedback outlined in the CRL. † NDA resubmission requirements depend, in part, on regulatory feedback. Regulatory review and discussion timelines are flexible and subject to change based on the regulator's workload and other potential review issues. Topical ocular reproxalap is an investigational drug candidate that has not been approved by the U.S. Food and Drug Administration; mild and transient instillation site discomfort is the most commonly reported adverse event in clinical trials.

4

The Phase 3 Dry Eye Chamber Trial Achieved the Primary Endpoint of Ocular Discomfort

The vehicle increase from baseline was more than **8x** higher than that of reproxalap.



Mean Ocular Discomfort Score (0-100)
Change from Baseline
20
15
10
5
0
-5
-10
Primary Endpoint Assessment Period
P=0.002
vehicle
Second Dose
reproxalap
10
15
20
25
30
35
40
45
65
70
75
80
85
90
95
100
Minutes in Dry Eye Chamber
First Dose
Before Chamber Entry

Aldeyra believes that the results are supportive of the potential rapid clinical effect of reproxalap on reducing ocular discomfort, and potentially addresses the FDA feedback following the prior NDA review of a previously completed dry eye chamber trial.

P value derived from primary endpoint mixed model for repeated measures analysis. Topical ocular reproxalap is an investigational drug candidate that has not been approved by the U.S. Food and Drug Administration; mild and transient instillation site irritation is the most commonly reported adverse event in clinical trials. NDA=New Drug Application aldeyra

In the Recently Completed Dry Eye Chamber Trial, Ocular Discomfort Baselines Were Balanced Across Treatment Arms Topical ocular reproxalap is an investigational drug candidate that has not been approved by the U.S. Food and Drug Administration; mild and transient instillation site irritation is the most commonly reported adverse event in clinical trials. SD=standard deviation (19) (17) (19) (19)

The Recently Completed Field Trial Results, which Were Numerically Supportive of Reproxalap and Consistent with Prior Field Trials, Did Not Reach Statistical Significance Topical ocular reproxalap is an investigational drug candidate that has not been approved by the U.S. Food and Drug Administration; mild and transient instillation site irritation is the most commonly reported adverse event in clinical trials. The Bayesian model of probable effect was used post hoc to estimate the probability of superiority of reproxalap over vehicle in conjunction with prior field trial results. Favors Reproxalap 95% Credible Interval of Recently Completed Field Trial Effect Distribution of Prior Field Trials of Reproxalap

Reproxalap Represents a Novel Potential Therapeutic Approach in Dry Eye Disease with Rapid Activity in Clinical Trials Potential advantages for patients and healthcare providers could effect a paradigm shift relative to standard of care. Dry eye disease afflicts 39 million or more adults in the United States.†  Rapid and sustained symptom improvement Broad symptomatic activity Acute reduction of ocular redness †Company estimates and Am J Ophthalmol. 2014;157(4):799-806.  Topical ocular reproxalap is an investigational drug candidate that has not been approved by the U.S. Food and Drug Administration; mild and transient instillation site irritation is the most commonly reported adverse event in clinical trials.

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Aldeyra Believes the Positive Results from the Phase 3 Dry Eye Chamber Trial Enable Potential NDA Resubmission† of Reproxalap for the Potential Treatment of Dry Eye Disease

1. We believe that the results from the recently completed dry eye chamber trial, including no notable differences in baseline scores across treatment arms, potentially address the FDA feedback following the prior NDA review of a previously completed dry eye chamber trial.

2. Pending the Type A meeting with the FDA, NDA resubmission is anticipated in mid-2025.

3. The anticipated review period for the potential NDA resubmission is expected to be six months.

†NDA resubmission requirements depend, in part, on regulatory feedback. Regulatory review and discussion timelines are flexible and subject to change based on the regulator's workload and other potential review issues. Topical ocular reproxalap is an investigational drug candidate that has not been approved by the U.S. Food and Drug Administration; mild and transient instillation site irritation is the most commonly reported adverse event in clinical trials. NDA=New Drug Application; FDA=U.S. Food & Drug Administration

aldeyra

Dry Age-Related Macular Degeneration/Geographic Atrophy (ADX-631/ ADX-246) Investigational New Drug application expected to be submitted in 2025 Sjögren-Larsson Syndrome (ADX-629)* Phase 2 clinical trial pediatric cohort top-line results expected in 2025 Obesity/Hypertryglyceridemia (ADX-743) Investigational New Drug application expected to be submitted in 2025 Dry Eye Disease (Reproxalap) Completion of Field and Chamber Trials Dry Eye Disease (Reproxalap) Potential NDA Resubmission Expected Mid-2025 Allergic Conjunctivitis (Reproxalap) Positive Phase 3 INVIGORATE 2 trial top-line results announced Atopic Dermatitis (ADX-248) Phase 1 clinical trial initiated‡ Moderate Alcohol-Associated Hepatitis (ADX-629) Open-label Phase 2 clinical trial top-line results expected in 2025‡ Retinitis Pigmentosa (ADX-2191) Phase 2/3 clinical trial initiation expected in 2025‡ Clinical and Regulatory Milestones ‡The timing of clinical trials depends, in part, on the availability of clinical research facilities and staffing, the ability to recruit patients, and the number of patients in the trial. *Investigator sponsored.

PRECLINICAL PHASE 1 PHASE 2 PHASE 3 NDA REVIEW† Rasp Platform for Immune-mediated and Metabolic Diseases Reproxalap  Topical ocular administration Dry Eye Disease Dry Eye Disease Allergic Conjunctivitis Allergic Conjunctivitis ADX-629 Oral administration Sjögren-Larsson Syndrome*  Sjögren-Larsson Syndrome**  Moderate Alcohol-Associated Hepatitis Moderate Alcohol-Associated Hepatitis ADX-248  Oral administration Atopic Dermatitis ADX-743 Oral administration Obesity/Hypertryglyceridemia Atopic Dermatitis ADX-631/ADX-246  Intravitreal injection Dry Age-Related Macular Degeneration/ Geographic Atrophy Age-Related Macular Degeneration Vitreous Methotrexate Platform for Rare Retinal Inflammatory Diseases ADX-2191 Intravitreal injection Retinitis Pigmentosa (U.S. FDA Orphan Drug Designation) Proliferative Vitreoretinopathy (U.S. FDA Orphan Drug and Fast Track Designation) Aldeyra Is a Well-Capitalized Biotechnology Company with a Broad Immunology and Metabolic Pipeline  As of 12/31/2024, cash, cash equivalents, and marketable securities were $101.2M, which Aldeyra believes will be sufficient to fund the Company into 2027.‡  Option Agreement †Regulatory review timelines are flexible and subject to change based on the regulator's workload and other potential review issues. ‡Company guidance as of  February 28, 2025; includes continued early and late-stage development of our product candidates in immune-mediated and metabolic diseases. Guidance has not been updated or confirmed since February 28, 2025 and does not include any potential licensing or product revenue associated with reproxalap. *Investigator sponsored.